Exhibit 99.4

THQ-XCL HOLDINGS I, LLC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$3,512,980	3,483,637
Affiliate receivables	16,745,345	14,552,847
Accounts receivable	7,544,380	7,128,464
Prepaid expenditures	416,497	376,891
Other current assets	690,745	1,872,837
Total current assets	28,909,947	27,414,676
Property and equipment:
Land and rights-of-way	54,685,117	49,139,616
Gathering and water pipelines and facilities	534,741,174	505,144,701
Processing plant and facilities	148,312,418	148,312,418
Other property and equipment	1,339,204	1,377,407
Accumulated depreciation, depletion, and amortization	(110,606,388)	(93,707,282)
Property and equipment, net	628,471,525	610,266,860
Right-of-use assets	1,659,575	2,089,536
Total assets	$659,041,047	639,771,072
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$18,827,048	21,314,518
Affiliate payables	5,313,699	7,578,850
Lease liabilities	574,673	715,074
Total current liabilities	24,715,420	29,608,442
Revolving credit facility, net of deferred financing costs	167,513,918	157,250,782
Long-term lease liabilities	1,084,902	1,374,462
Total liabilities	193,314,240	188,233,686
Commitments and contingencies (notes 6 and 7)
Members’ equity:
Members’ equity (note 8)	342,776,484	344,936,063
Retained earnings	122,950,323	106,601,323
Total members’ equity	465,726,807	451,537,386
Total liabilities and members’ equity	$659,041,047	639,771,072

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINGS I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues:
Midstream revenue	$328,952	612,746	603,286	1,587,720
Midstream revenue – affiliate	24,059,540	22,706,752	46,775,252	44,536,475
Processing revenue	8,229,335	8,205,943	16,138,500	16,259,451
Other losses	(127,161)	—	(89,734)	—
Total revenues	32,490,666	31,525,441	63,427,304	62,383,646
Operating expenses:
Midstream operating expenses	5,045,193	3,588,164	9,955,886	8,694,880
Processing operating expenses	1,536,656	1,154,182	2,660,626	2,088,600
General and administrative	5,773,607	2,631,713	10,494,522	5,101,739
Depreciation, depletion, and amortization	9,015,298	7,604,119	16,938,336	14,876,085
Total operating expenses	21,370,754	14,978,178	40,049,370	30,761,304
Income from operations	11,119,912	16,547,263	23,377,934	31,622,342
Other expenses:
Gain on sale of assets	—	—	36,837	—
Interest expense	(3,671,623)	(1,774,531)	(7,065,771)	(3,367,600)
Total other expense, net	(3,671,623)	(1,774,531)	(7,028,934)	(3,367,600)
Net income	$7,448,289	14,772,732	16,349,000	28,254,742

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINGS I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Members’ Equity

(Unaudited)

			Total
	Members’	Retained	members’
	equity	earnings	equity
Six Months Ended June 30, 2022
Balance, December 31, 2021	$347,520,988	60,392,584	407,913,572
Distribution to members	(2,584,925)	—	(2,584,925)
Net income	—	28,254,742	28,254,742
Balance, June 30, 2022	$344,936,063	88,647,326	433,583,389

Six Months Ended June 30, 2023
Balance, December 31, 2022	$344,936,063	106,601,323	451,537,386
Distribution to members	(2,159,579)	—	(2,159,579)
Net income	—	16,349,000	16,349,000
Balance, June 30, 2023	$342,776,484	122,950,323	465,726,807

Three Months Ended June 30, 2022
Balance, March 31, 2022	$344,936,063	73,874,594	418,810,657
Net income	—	14,772,732	14,772,732
Balance, June 30, 2022	$344,936,063	88,647,326	433,583,389

Three Months Ended June 30, 2023
Balance, March 31, 2023	$342,776,484	115,502,034	458,278,518
Net income	—	7,448,289	7,448,289
Balance, June 30, 2023	$342,776,484	122,950,323	465,726,807

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINGS I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$16,349,000	28,254,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	16,938,336	14,876,085
Amortization of debt issuance cost	317,583	310,547
(Gain) or loss on sale of assets	(36,837)	—
Changes in operating assets and liabilities:
Affiliate receivables	(2,192,497)	9,195,630
Accounts receivable	(415,916)	(494,562)
Prepaid expenditures	(39,606)	(1,022,493)
Accounts payable and accrued expenses	1,229,131	7,242,890
Affiliate payables	(2,265,151)	(3,281,055)
Other current assets	1,182,092	—
Net cash provided by operating activities	31,066,135	55,081,784
Cash flows from investing activities:
Acquisition of land and rights of way	(5,592,464)	(6,421,574)
Capital expenditures	(33,267,139)	(22,222,860)
Sale of assets	36,837	—
Net cash used in investing activities	(38,822,766)	(28,644,434)
Cash flows from financing activity:
Members’ distributions	(2,159,579)	(2,584,925)
Proceeds from borrowings on credit facility	10,000,000	—
Payments on revolving credit facility	—	(23,000,000)
Debt issuance - commitment fee	(54,447)	—
Net cash provided by (used in) financing activity	7,785,974	(25,584,925)
Net increase in cash and cash equivalents	29,343	852,425
Cash and cash equivalents, beginning of period	3,483,637	15,540,976
Cash and cash equivalents, end of period	$3,512,980	16,393,401
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,741,133	3,060,763
Noncash investing activities:
Noncash additions to property	$7,085,613	4,644,390

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(1)	Organization and Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of THQ-XcL Holdings I, LLC (“the Company”) and its wholly owned subsidiaries THQ-XcL Holdings I Midco, LLC, XcL Holdings Corporation, XcL Midstream, LLC, XcL Midstream Operating, LLC, XcL Processing, LLC, and XcL Processing Operating, LLC. XcL Holdings Corporation was dissolved on May 17, 2022. During interim periods, the Company follows the same accounting policies disclosed in its audited Annual Financial Statements.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2022. The unaudited condensed consolidated financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company's condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022, its condensed consolidated statements of income and condensed consolidated statements of changes in members’ equity for the quarter and six months ended June 30, 2023 and 2022, and its condensed consolidated statements of cash flows for the six months ended June 30, 2023 and 2022. The condensed consolidated statements of income for the quarter and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for future periods.

On September 6, 2022, the Company entered into a purchase agreement with EQT Corporation and its wholly owned subsidiary EQT Production Corporation, ( together “EQT”) to sell the Company’s gathering and processing assets along with the upstream assets of affiliate company THQ Appalachia I, LLC for total consideration of approximately 50 million shares of common stock of EQT and approximately $2.4 billion of cash, subject to customary post-closing adjustments (“Transaction”). The Company will be selling 100% of its membership interests in THQ-XCL Holdings I Midco, LLC (“THQ-XcL Midco”) along with the 100% membership interests of the subsidiaries of THQ-XcL Midco. On December 23, 2022, the parties entered into an amended and restated purchase agreement to extend the right to terminate the original agreement to December 31, 2023, from the original termination date of December 31, 2022. This transaction has an effective date of July 1, 2022.

(2)	Relationship with Affiliate

The Company has an ongoing business relationship with an affiliate, Tug Hill Operating, LLC (“THO”). THO is responsible for acquisitions, construction and operation of gathering systems and related facilities owned by the Company. As it incurs costs on behalf of the Company for these operations, THO bills the Company through its joint interest billing (“JIB”) process; and the Company reimburses THO for these costs at least monthly. THO is also responsible for the administration of the Company’s business. In exchange for these services, the Company pays a quarterly fee that includes (a) THO employees’ time and related expenses charged to the Company for the operation of its oil and natural gas properties, (b) an allocated amount of THO overhead expense calculated based on the number of hours THO employees spend working on Company projects, and (c) an additional percentage markup of the overall total of (a) and (b) to cover benefits and other employee-related costs and any unforeseen or difficult to allocate costs. The Company’s board approves the operating budgets. For the six months ended June 30, 2023, THO billed the Company $12.5 million through the JIB process. The amount due to THO for these services, which were included in the Company’s affiliate payables balance was $4.5 million as of June 30, 2023. The remaining affiliate payable balance of $0.8 million as of June 30, 2023 was for revenues received by the Company that were due to THQA. Allocations consist of $0.1 million of construction expenditures and operating expenses, $7.0 million in salaries and bonus for the operation of its business, $0.3 million for overhead expenses, and $5.1 million of direct general and administrative expenses for the six months ended June 30, 2023. For the six months ended June 30, 2022, THO billed the Company $8.6 million, respectively through the JIB process. Allocations consist of $0.1 million relating to acquisition of surface use agreements and rights-of-way, $1.5 million of construction expenditures and operating expenses, $4.7 million in salaries and bonus for the operation of its business, $0.3 million for overhead expenses, and $2.0 million of direct general and administrative expenses for the six months ended June 30, 2022. The amounts due to THO for these services, which were included in the Company’s affiliate payables balance was $5.7 million as of December 31, 2022. The remaining affiliate payable balance of $1.9 million as of December 31, 2022 was for revenues received by the Company that were due to THQA.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(3)	Property and Equipment

Property and equipment consists of the following:

	June 30, 2023	December 31, 2022
Gathering and water pipelines and facilities	$534,741,174	505,144,701
Land and rights-of-way	54,685,117	49,139,616
Processing plant and facilities	148,312,418	148,312,418
Other property and equipment	1,339,204	1,377,407
Total capitalized costs	739,077,913	703,974,142
Accumulated depreciation	(110,606,388)	(93,707,282)
Total net capitalized costs	$628,471,525	610,266,860

Depreciation expense was recorded on certain pipelines, facilities, and the processing plant that were placed into service as of June 30, 2023 and December 31, 2022, using a 20-year life. For those pipelines and facilities that were still in the construction phase, no depreciation was recorded in 2022 or 2023.

(4)	Leases

The Company has operating leases for compressors and storage space. These leases have initial terms ranging from 1 to 5 years and include renewal options ranging from 0 to 5 years. The Company does not include the renewal options in the lease term, as it is not reasonably certain such options will be exercised. Payments are for fixed amounts as contractually designated in the lease agreements.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

The table below presents the lease related assets and liabilities recorded on our condensed consolidated balance sheets:

	June 30, 2023	December 31, 2022
Assets
Right-of-use assets	$1,659,575	2,089,536
Total lease assets	1,659,575	2,089,536
Liabilities
Current lease liabilities	574,673	715,074
Long-term lease liabilities	1,084,902	1,374,462
Total lease liabilities	$1,659,575	2,089,536

The components of the Company’s lease costs are set forth in the tables below:

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating lease costs, excluding short-term leases (a)	$310,500	320,500	$615,000	591,000
Short-term lease costs (b)	68,290	44,760	136,696	90,055
Variable lease costs (c)	(2,073)	43,498	21,585	62,818
Total lease costs	$376,717	408,758	$773,281	743,873

(a)	Operating lease expense reflects a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. The operating lease costs of the quarter and six months ended June 30, 2023 include $0.2 million and $0.5 million of midstream operating expenses related to compressors, respectively, and $0.1 million and $0.1 million of costs capitalized to property and equipment for storage space, respectively. The operating lease costs of the quarter and six months ended June 30, 2022 include $0.3 million and $0.6 million of midstream operating expenses related to compressors, respectively.

(b)	Short-term lease costs are reported at gross amounts and primarily represent costs incurred for the Company’s additional compressors and office equipment. These short-term contracts are not recognized as ROU assets and lease liabilities on the condensed consolidated balance sheets.

(c)	Variable lease expenses primarily represent (i) differences between minimum payment obligations and actual operating charges incurred by the Company related to its long-term leases and (ii) variable expenses related to the Company’s office spaces, which include taxes, insurance and other utility and maintenance costs. Variable lease expenses are not included in the calculation of the Company’s ROU assets and lease liabilities on the condensed consolidated balance sheets.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

A maturity analysis of lease payments under the Company’s long-term operating leases is presented as follows:

June 30, 2023
Remaining 2023	$309,000
2024	618,000
2025	618,000
2026	181,500
2027	9,000
Total future minimum lease payments (undiscounted)	1,735,500
Less: interest	75,925
Present value of lease liability	$1,659,575

As of June 30, 2023 and December 31, 2022, the weighted average lease term was 2.83 years and 3.11 years, respectively, and the weighted average discount rate was 3.10% for both periods.

The table below presents other supplemental lease information about the Company’s operating leases for the period presented:

	Six months ended
	June 30, 2023	June 30, 2022
Operating cash outflows from operating leases	$441,000	$591,000
Investing cash outflows from operating leases	18,000	—

As referenced in footnote 2, the Company is billed by THO for an allocated amount of overhead expenses. For the six months ended June 30, 2023 and 2022, THO billed the Company $5.1 million and $2.0 million, of direct general and administrative, of which $0.2 million and $0.2 million of expenses related to operating leases and short-term lease obligations held by THO, respectively.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(5)	Long-Term Debt

Senior Secured Revolving Credit Facility

The Company has a $250 million senior secured revolving bank credit facility (“the Credit Facility”) with a group of large, commercial lenders with a maturity date of May 2, 2025. Borrowings under the Credit Facility are limited based on meeting quarterly interest and leverage coverage ratios. The amounts outstanding were $168.7 million and $158.7 million as of June 30, 2023 and December 31, 2022, respectively, with a weighted average interest rate of approximately 8.16% and 7.29%, respectively. The amount reflected in the Company’s June 30, 2023 and December 31, 2022 balance sheets are shown net of the debt issuance costs of $1.2 million and $1.5 million, respectively.

The Credit Facility is secured by liens on substantially all of the Company’s properties and guarantees from the Company’s restricted subsidiaries, as applicable. The Credit Facility contains certain other covenants, including restrictions on indebtedness and dividends. Interest is payable at a variable rate based on LIBOR or the prime rate, determined by the Company’s election at the time of borrowing. The Company was in compliance with all of the financial covenants under the Credit Facility as of June 30, 2023.

(6)	Commitments

The following is a schedule of future minimum payments for fractionation services and purchase orders for cryogenic processing facilities, pipelines, and interconnections as of June 30, 2023.

		Processing	Pipelines
	Fractionation	Facilities	and Meters
	(a)	(b)	(c)	Total
Remaining 2023	$4,331,250	670,546	945,525	5,947,321
2024	5,748,750	—	—	5,748,750
2025	5,748,750	—	—	5,748,750
2026	5,748,750	—	—	5,748,750
2027	2,409,750	—	—	2,409,750
Totals	$23,987,250	670,546	945,525	25,603,321

(a)	Fractionation

The Company has entered into a firm fractionation agreement in order to facilitate the fractionation of natural gas liquids into purity products. This contract commits the Company to transport minimum daily natural gas liquids volumes at negotiated rates, or pay for any deficiencies at a specified fee beginning in the third quarter of 2021. Actual payments under this agreement will differ from the amounts shown in the table above as the Company expects to deliver volumes in excess of the minimum commitment. This commitment has varying terms, renewal rights and an escalation clause. The fractionation fee is escalated annually and is adjusted up or down in proportion to the lesser of 55% of the annual percentage change in the Oil PPI ended June of the year preceding the date of adjustment or 2%; provided, however, that in no event shall the adjustment fee ever be less than the initial fee.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(b)	Processing Facilities

The Company is committed to regular maintenance services and repairs on the cryogenic processing facility.

(c)	Pipelines and Meters

The Company is committed to purchases of steel pipe, metering, and related materials during 2023.

(7)	Contingencies

The Company is subject to certain claims and litigation arising in the normal course of business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the results of operations or financial position of the Company.

(8)	Membership Interests

There are two classes of membership interest – capital interests and management incentive interests. Capital interests held by Quantum, R2K and members of management have full voting rights and rights to share in the distributions of the Company. As described more fully in note 9, management incentive interests can be issued under the Incentive Pool Plan and are non-voting with no rights to share in distributions until the capital contributed interests have earned the full base return.

The members have no liability for the debts, obligations and liabilities of the Company, except as expressly required in the agreement. The Company shall dissolve and its affairs shall be wound up upon the earliest to occur of (a) the expiration of its term on December 20, 2025, if not extended by the members, (b) election by the Board of Directors by majority approval at any time or (c) entry of a decree of judicial dissolution of the Company under the Delaware Limited Liability Company Act.

The timing and amounts of distributions, other than tax advances, are determined by the Board of Directors. Capital contributions will receive a base return of 8% on their contributions (“base return”) which continues accruing until distributions exceed the total capital contributions plus the 8% base return. The first 10% of R2K’s Capital Interest will be treated as un-promoted capital. Distributions to members’ capital that is promoted is subject to certain distribution flips, whereby, distributions will be made in proportion to the agreed upon sharing ratios. Tax advances may be made quarterly based on projections of the entity’s taxable income for the year. On March 15, 2023 and 2022, the Company paid $2.2 million and $2.6 million of West Virginia withholding taxes on behalf of the members, respectively. These payments were treated as distributions.

Total equity commitments from the members is $457 million, of which $358 million was funded as of June 30, 2023, leaving $99 million in available equity should the Company need additional funding.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(9)	Management Incentive Unit Plan

Effective with the formation of the Company on December 20, 2017, the Company adopted an incentive unit plan, THQ-XcL Employee Holdings I, LLC, (“the Plan”) to provide profit awards to employees (“management incentive units”). The Company can issue up to 2,000,000 units to certain employees in consideration of services rendered and to be rendered by the holders, for the benefit of the Company in their capacities as employees. All of the incentive units will be subject to vesting over five years, forfeiture, and termination. The management incentive units have no voting rights, do not have an exercise price and are automatically forfeited except in extenuating circumstances if and when such person’s status as an employee is terminated.

Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied in general upon a vesting event, which is defined as (i) the sale of all or substantially all of the outstanding capital interests or assets of the Company, (ii) the time of any distribution by the Company after capital contributions of substantially all of the capital commitments have been made by the capital members, and the Board has determined that the Company will not raise additional capital, (iii) one year after the expiration of a lockup period in the event of a transfer of all or substantially all of the outstanding capital interests or assets of the Company to an individual, estate or a corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization, association or any other entity (“Person”) in exchange for publicly tradable securities of such Person; or two years after the expiration of a lockup period in the event that securities received in connection with the transfer constitute 15% or more of the total shares of such Person then outstanding.

(10)	Subsequent Events

On August 16, 2023, the U.S. Federal Trade Commission resolved its review of the Transaction (note 1). As a result, the closing condition relating to the Hart-Scott-Rodino Act of 1976, as amended, and the rules and regulations promulgated thereunder, has been satisfied, and the Transaction closed on August 22, 2023.

In preparing the condensed consolidated financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through August 29, 2023, the date the condensed consolidated financial statements were available for issuance, and no other items requiring disclosure were identified.